Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Announces CEO Retirement and Succession Plan

Thomas G. Caldwell to Retire on March 31, 2022

Internal and External Search Underway as Part of Existing Succession Plan

MIDDLEFIELD, OHIO, June 18, 2021 tttt Middlefield Banc Corp. (NASDAQ: MBCN) today announced that President and Chief Executive Officer Thomas G. Caldwell plans to retire from Middlefield Banc Corp. and The Middlefield Banking Company as of March 31, 2022. Mr. Caldwell intends to complete his term as a director of Middlefield Banc Corp. that will end at the Company’s 2022 annual meeting of shareholders. As part of the Company’s existing succession plan, an internal and external search is currently underway and a successor is expected to be appointed in the coming months, ensuring a smooth transition.

“On behalf of Middlefield’s employees, management team, and Board of Directors, I want to thank Tom for his 35 years of dedication and service, including 26 years as President and CEO of The Middlefield Banking Company,” stated William J. Skidmore, Chair of the Board of Middlefield. “Under Tom’s leadership, Middlefield has grown significantly, achieved strong financial performance, and built a robust platform for long-term success. In addition, since going public in 2001 Middlefield has grown to achieve a market capitalization of $153 million as of June 1, 2021. I wish Tom well on his retirement and I look forward to working with the Board to identify and hire a new CEO that embodies our core community banking values and commitment to creating shareholder value.”

Reflecting Mr. Caldwell’s exemplary and dedicated leadership throughout his tenure as CEO, Middlefield expanded from three offices in Northeast Ohio to 16 offices and an LPO throughout Northeast and Central Ohio, completed three successful acquisitions, and conducted three highly successful capital raises in the last decade. The Bank’s assets increased from $134.6 million at December 31, 1995, to $1.39 billion at March 31, 2021, while core pre-tax pre-provision earnings have increased from $2.6 million for the year ended December 31, 1995 to $19.6 million at December 31, 2020.

Thomas G. Caldwell, President and Chief Executive Officer, stated: “It has been an honor to serve The Middlefield Banking Company as its 8th president and CEO, and to lead to the Company’s success over the past two decades. I have thoroughly enjoyed serving our communities and working with Middlefield’s talented associates and I am extremely proud of the Bank’s accomplishments. I am leaving at a time when the Bank is in a strong position and I look forward to watching the growth of a new generation of Middlefield’s leadership and the Company’s continued success.”

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.39 billion at March 31, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio. Additional information is available at www.middlefieldbank.bank

FORWARD LOOKING STATEMENTS

Statements made in this press release which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, “target”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in Middlefield Banc Corp.’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.